UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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RS Investment Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Contractowner:

In our recent mailing to you of the materials for the RS Investment Trust shareholder meeting on November 20, 2007, we sent you a voting instruction card in connection with your interest in one or more of the following funds: RS Core Equity Fund, RS Small Cap Core Equity Fund, RS Asset Allocation Fund, RS International Growth Fund, RS Emerging Markets Fund, RS Investment Quality Bond Fund, RS High Yield Bond Fund and RS Money Market Fund.

It has recently come to our attention that the funds’ names were misprinted on this card. This card may still be used, however, to register your voting instructions in connection with the upcoming shareholder meeting.

If you have already voted using this voting instruction card, you do not need to vote again – your vote has been tallied and accurately reflected on our records.

If you have not already voted, please do so promptly as the shareholder meeting is on November 20, 2007.

Sincerely,

Computershare Fund Services